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                                                                   EXHIBIT 10.14

                               INVIVO CORPORATION
                      NON-QUALIFIED STOCK OPTION AGREEMENT

          THIS AGREEMENT is made effective as of February 25, 1998, by and between Invivo Corporation, a Delaware corporation (the "Company"), Walden Management Corporation Pension Fund For The Benefit Of George Sarlo (the "Initial Optionee"), and George Sarlo (the "Beneficiary").

          THE PARTIES AGREE AS FOLLOWS:

     1. Definitions.

          (a) "Administrator" shall mean the Board of Directors of the Company, or by a committee of two or more directors selected by the Board of Directors.

          (b) "Fair Market Value Per Share" shall mean the closing bid price per Common Share of the Company on that day as reported on the Nasdaq National Market or that day's closing sale price on such stock exchange on which the shares may be listed if such exchange is then the principle market for the shares, or, if such shares are not then reported on the Nasdaq National Market or an exchange but quotations are reported on the National Association of Securities Dealers Automated Quotations System, the closing bid price on that day, in either event as such price or quotes are listed in The Wall Street Journal, Western Edition (or if not so reported in The Wall Street Journal, any other listing service or publication known to the Administrator). If none of the foregoing applies, the Fair Market Value Per Share shall be as determined in good faith by the Administrator.

          (c) "Optionee" shall mean the then current holder of the Option (as defined below), provided that such holder has acquired the Option in accordance with the terms and conditions of this Agreement.

     2. Grant of the Option. Subject to the terms of this Agreement, the Initial Optionee shall have a stock option (the "Option") to acquire 20,000 shares of Common Stock of the Company (the "Shares") at a price of $10.00 per share, which price is not less than 85% of the Fair Market Value Per Share on the effective date of the Option. The Option expires on February 24, 2008, provided that expiration shall occur at an earlier date if the Beneficiary shall cease to be employed by the Company or cease to be a director of the Company prior to such date. The Option is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

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          3. Vesting of Option.  The Option will become exercisable on a cumulative basis as to one-half of the total number of shares covered by the Option on each of the first and second anniversary dates of this Agreement. Notwithstanding the foregoing, the Administrator shall have the power to at any time accelerate the time or times of exercise.

          4. Exercise of Option. To the extent that the Option has become exercisable pursuant to Section 3 above, the Option may be exercised in accordance with the following terms and conditions:

               (a) The Optionee may exercise the Option to the extent exercisable pursuant to Section 3 above from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price for such shares. Such payment shall be made in cash or in shares of the outstanding Common Stock of the Company which have been held by the Optionee for at least six months (or such other period as is specified by the Administrator) or in a combination of cash and such stock, except that the Administrator in its sole discretion may authorize payment by the Optionee (for all or part of his or her purchase price) by a promissory note or such other form of legal consideration that may be acceptable to the Administrator. Payment may also be made by delivering a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the purchase price, and, if required, the amount of any federal, state, local or foreign withholding taxes.

               (b) If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued at the Fair Market Value Per Share as of the date of exercise of the Option and the notice of exercise shall be accompanied by such instruments and documentation as the Administrator requires to effect the delivery of such shares. In the event the certificates tendered by the Optionee in such payment cover more shares than are required for such payment, the certificates shall also be accompanied by instructions from the Optionee to the Company's transfer agent with regard to disposition of the balance of the shares covered thereby.

               (c) If payment by promissory note is authorized, the interest rate, term, repayment schedule and other provisions of such note shall be as specified by the Administrator; provided, however, that such note shall bear interest at a rate not less that the applicable test rate of interest prescribed by Regulation 1.483-3 of the Income Tax Regulations, as in effect at the time the stock is purchased. The Administrator may



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      require that the Optionee pledge Common Stock of the Company for the purpose of securing the payment of such note, and the Company may hold the certificate(s) representing such stock in order to perfect its security interest.

            (d) The Option may be exercised to the extent exercisable pursuant to Section 3 by a securities broker acting on behalf of the Optionee pursuant to authorization instructions approved by the Company.

      5. Shares Reserved for the Option. The Company at all times shall keep available the number of shares of Common Stock required to satisfy the Option.

      6. Certain Conditions to Exercise; Stock Legend. The Company may require the Optionee and/or his or her legal representative as a condition of exercising the Option granted hereunder, to give written assurance satisfactory to the Company to the effect that such entity or person is acquiring the shares subject to the Option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same (except if the Optionee is the Initial Optionee, then for a distribution from the Initial Optionee to the Beneficiary). The Company reserves the right to place a legend on any share certificate issued pursuant to this Agreement to assure compliance with this paragraph. No shares of Common Stock of the Company shall be required to be distributed until the Company shall have taken such action, if any, as is then required to comply with the provisions of the Securities Act of 1933 or any other then applicable securities law.

      7. No Shareholder Rights. Neither the Beneficiary nor any Optionee shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such option unless and until such person has exercised his or her option pursuant to the terms thereof.

      8. Restrictions on Transfer. Excepting a distribution of the Option from the Initial Optionee to the Beneficiary, the Option shall be transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

      9. Termination of the Option. The Option shall terminate and may not be exercised if the Beneficiary ceases to be a director (unless the Beneficiary



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continues as an employee in which case the Option will terminate upon when he ceases to be employed by the Company), with the following exceptions:

          (a) If the employment or directorship is terminated for any reason other than the Beneficiary's death or disability, the Optionee may at any time within not more than three months after such termination exercise the Option, but only to the extent that it was exercisable on the date of such termination and otherwise remains exercisable in accordance with its terms, or

          (b) If the Beneficiary becomes disabled while in the employ of the Company or of a subsidiary, or while a director, or dies while in the employ of the Company or a subsidiary, or while a director, or within 30 days after termination of his employment with the Company or a subsidiary, or status as a director, the Option may be exercised by the Optionee or his or her legal representative at any time within not more than 12 months following the date of death or disability, but only to the extent the Option was exercisable on the date of the Beneficiary's death or disability and otherwise remains exercisable in accordance with its terms.

     10. Expiry of Term. In no event may the Option be exercised by anyone after the expiration of the term of the option established above.

     11.  Adjustment to the Option Upon Changes in Shares.

          (a) If any change is made in the shares subject to the Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made by the Administrator in the number of shares and price per share of stock subject to the portion of the Option which has not yet been exercised.

          (b) Other than in the case of a reincorporation of the Company in another state, in the event of (i) approval by the shareholders of the Company of the dissolution or liquidation of the Company, (ii) consummation of the sale of all or substantially all of the assets of the Company, (iii) consummation of a transaction in which more than 50 percent of the shares of the Company that are entitled to vote are tendered or exchanged for cash or any other assets, or (iv) any merger or consolidation or other reorganization in which the Company is not the surviving corporation, or in which the Company becomes a



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     subsidiary of another corporation, the portion of the Option not yet exercised shall become fully exercisable immediately prior to any such event.

          (c) In lieu of permitting any exercise of an outstanding option pursuant to (b) above, the Administrator may, subject to the approval of the corporation purchasing or acquiring the stock or assets of the Company (the "Surviving Corporation"), arrange for the Optionee to receive upon surrender of the portion of the Option not yet exercised, a new option covering shares of the Surviving Corporation in the same proportion, at an equivalent option price and subject to the same terms and conditions as the surrendered Option.

     12. Rights as an Employee or Director. Nothing in this Agreement or in the Options awarded hereunder shall confer upon the Beneficiary any right to continue in the employ, or as a director, of the Company or of any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate the Beneficiary's employment or directorship at any time.

     13. Withholding Tax. There shall be deducted from the compensation of the Beneficiary the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the Beneficiary with respect to the Option.

     14. No Tax Advice. THE INITIAL OPTIONEE AND THE BENEFICIARY ACKNOWLEDGE THAT THE COMPANY HAS GIVEN NO TAX ADVICE CONCERNING THE OPTION AND HAS ADVISED THE INITIAL OPTIONEE AND THE BENEFICIARY TO CONSULT WITH THEIR OWN TAX OR FINANCIAL ADVISORS ABOUT THE TAX TREATMENT OF THE OPTION AND ITS EXERCISE.

     15. Notices. Any notice to be given by any Optionee or the Beneficiary under the terms of this Agreement shall be deemed to have been duly given if sent by Certified Mail, postage and certification prepaid, to Invivo Corporation, 49050 Milmont Drive, Fremont, California 94538, Attention:
Corporate Secretary, or to such subsequent address, if any, at which the Company's headquarters office may be located.

     16. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.



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        17. Binding Nature. The terms of this Agreement shall be binding upon all Optionees and upon the executors, administrators, heirs, successors, transferees and assignees of the Beneficiary.

        18. Fees. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including without limitation costs, expenses and attorneys' fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

        19. Further Acts. The Initial Optionee and the Beneficiary agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents relating to compliance with federal and/or state securities laws.

        20. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for other purpose without the production of any other counterparts.

        21. Invalid Provisions. In the event that any provision of this agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.



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        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year referred to above.

INVIVO CORPORATION                      "Initial Optionee"

                                        WALDEN MANAGEMENT
By:  /s/ JAMES B. HAWKINS               CORPORATION PENSION FUND
    ---------------------------
                                        FOR THE BENEFIT OF GEORGE
Its:                                    SARLO
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                                        By:
                                            ---------------------------
                                        Its:
                                             --------------------------
                                        Address:


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                                        "Beneficiary"


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                                        George Sarlo

                                        Address:


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                                        Social Security No.:
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